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                                                                   Exhibit a(5)

                               CITIFUNDS TRUST I

                            Certificate of Amendment


         The undersigned, being the Assistant Secretary of CitiFunds Trust I (the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, in accordance with the authority conferred upon the Trustees of the Trust by the Trust's Declaration of Trust as currently in effect (the "Declaration of Trust"), and by the affirmative vote of a majority of the Trustees of the Trust dated as of November 9, 2004, paragraph 3 of the Establishment and Designation of Classes of the Trust has been amended to read as set forth in Exhibit A attached to this Certificate, effective November 9, 2004.

         IN WITNESS WHEREOF, the undersigned has set his hand this 23rd day of November, 2004.

                                            /s/ Rosemary Emmens
                                            ----------------------------
                                            Rosemary D. Emmens
                                            Assistant Secretary
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                                   Exhibit A

                         CITIFUNDS INSTITUTIONAL TRUST
                               CITIFUNDS TRUST I
                              CITIFUNDS TRUST III
                         SMITH BARNEY INVESTMENT SERIES
                             SMITH BARNEY TRUST II

                                   Amendment
                            to Declaration of Trust

         THE UNDERSIGNED, CONSTITUTING AT LEAST A MAJORITY OF THE TRUSTEES OF EACH TRUST NAMED ABOVE AND ACTING PURSUANT TO EACH TRUST'S DECLARATION OF TRUST AS CURRENTLY IN EFFECT (EACH, A "DECLARATION OF TRUST"), DO HEREBY CERTIFY THAT IN ACCORDANCE WITH THE PROVISIONS OF THE SECOND SENTENCE OF SECTION 9.3(A) OF EACH DECLARATION OF TRUST, THE FOLLOWING AMENDMENT TO EACH DECLARATION OF TRUST HAS BEEN DULY ADOPTED BY AT LEAST A MAJORITY OF THE TRUSTEES OF EACH TRUST, EFFECTIVE AS OF NOVEMBER 9, 2004:


         Paragraph 3 of the Establishment and Designation of Classes of each Trust is hereby amended in its entirety to read as follows:

                  3. For Shares of each class, the purchase price, the method of determination of the net asset value, the price, the terms and manner of redemption, any conversion feature, the relative dividend rights of holders thereof, and any other rights, privileges, features or qualifications, shall be as determined from time to time by the Trustees of the Trust in accordance with the Declaration as set forth in the current prospectus and statement of additional information of the Trust or any series thereof relating to the class, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended, and other offering documents filed with the Securities and Exchange Commission.

                            [Signature page follows]
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         IN WITNESS WHEREOF, the undersigned have executed this Amendment this
9th day of November, 2004.

/s/ Elliot J. Berv                           /s/ Donald M. Carlton
----------------------------------           ----------------------------------
Elliott J. Berv, as Trustee                  Donald M. Carlton, as Trustee
and not individually                         and not individually

/s/ A. Benton Cocanougher                    /s/ Mark T. Finn
----------------------------------           ----------------------------------
A. Benton Cocanougher, as Trustee            Mark T. Finn, as Trustee
and not individually                         and not individually

/s/ R. Jay Gerken                            /s/ Stephen R. Gross
----------------------------------           ----------------------------------
R. Jay Gerken, as Trustee                    Stephen Randolph Gross, as Trustee
and not individually                         and not individually

/s/ Diana R. Harrington                      /s/ Susan B. Kerley
----------------------------------           ----------------------------------
Diana R. Harrington, as Trustee              Susan B. Kerley, as Trustee
and not individually                         and not individually

/s/ Alan G. Merten                           /s/ R. Richardson Pettit
----------------------------------           ----------------------------------
Alan G. Merten, as Trustee                   R. Richardson Pettit, as Trustee
and not individually                         and not individually